Exhibit 10.40

NOTE:  The information designated by a bracketed asterisk [*] has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AIRLINE SERVICES AGREEMENT

by and between

SKYWEST AIRLINES, INC.

and

MIDWEST AIRLINES, INC.

Dated December 20, 2006

Effective as of January 1, 2007

Table of Contents

Page

ARTICLE I DEFINITIONS

1

1.01

Definitions

1

ARTICLE II PROVISION OF REGIONAL AIRLINE SERVICES

7

2.01

Operation of Scheduled Flights

7

2.02

Use of Designator, YX Identification and Related Matters

7

2.03

Use of Other Designators

8

2.04

Personnel and Dispatch Control

8

2.05

Inventory Management

8

2.06

Passenger Fares

8

2.07

DOT Certification

8

2.08

Compliance With Governmental Regulations

9

2.09

Quality of Service

9

2.10

Service Standards

9

2.11

Service Recovery

9

2.12

Inflight Food, Beverages and Supplies

10

2.13

Exclusivity Arrangements

10

ARTICLE III AIRCRAFT

11

3.01

Use of the Aircraft

11

3.02

Fleet Size and Related Matters

11

ARTICLE IV ANCILLARY ARRANGEMENTS

11

4.01

Coordination with SkyWest

11

4.02

Ground Handling

12

4.03

Facilities

12

4.04

Data Communications

13

4.05

Reservation Services

14

4.06

Ticketing Services and Ticketing Procedures

14

4.07

Baggage Handling Services

15

4.08

Air Cargo Handling Services

15

4.09

Use of COMAT

16

4.10

Slots and Route Authorities

16

4.11

Emergency Response and Family Assistance

17

ARTICLE V REVENUES, PAYMENTS AND SETOFF

17

5.01

Revenues

17

5.02

Payments to SkyWest

17

5.03

Block Hour and Cycle Rates; IOP Program Adjustment

20

5.04

Fixed Costs

20

5.05

Fuel

20

5.06

Pass-Through Expenses

21

5.07

Billing

21

5.08

Performance Levels – Incentives and Penalties

22

5.09

Credit Card Chargebacks

23

5.10

Returned Checks

24

ARTICLE VI REPORTING OBLIGATIONS, AUDITING, INSPECTIONS AND CONFIDENTIALITY/PUBLICITY  24

6.01

Reporting Obligations

24

6.02

Audits

25

6.03

Inspections

25

6.04

Confidentiality/Publicity

25

ARTICLE VII MIDWEST IDENTIFICATION

25

7.01

Identification License

25

7.02

Designator License

25

7.03

New Identifications

26

7.04

Use of Identification

26

7.05

Quality Control

26

7.06

Reservation of Rights

26

7.07

Ownership

26

7.08

Termination

27

7.09

Bankruptcy

27

ARTICLE VIII TAXES AND FEES

27

8.01

Taxes and Fees

27

8.02

Ticket Taxes and Fees

27

8.03

Property Tax, Fuel Tax, and Sales and Use Tax Compliance

28

ARTICLE IX LIABILITY, INDEMNIFICATION AND INSURANCE

29

9.01

Independent Contractor

29

9.02

Indemnification

29

9.03

Insurance

30

ARTICLE X TERM AND TERMINATION

32

10.01

Term

32

10.02

Termination Upon Certain Events

32

10.03

Termination by Midwest

33

ARTICLE XI MISCELLANEOUS

34

11.01

Limitation on Performance

34

11.02

Mutual Cooperation

34

11.03

Representations and Warranties

34

11.04

Assignment

34

11.05

Guaranties

34

11.06

Equity Investment

34

11.07

Governing Law and Venue

34

11.08

Interline and Other Agreements

35

11.09

Employee Nonsolicitation

35

11.10

Notices

35

11.11

Parties

36

11.12

Counterparts

36

11.13

Severability

36

11.14

Captions, Section Headings and Table of Contents

36

11.15

Availability of Equitable Remedies; Procedures

36

11.16

Exhibits

37

11.17

Integration and Entire Agreement

37

11.18

Relationship of Parties

37

EXHIBITS

Number

Title

5.02(c)(i)

Provisional Payments

5.03(a)

Block Hour Cost Elements

5.03(b)

Cycle Cost Elements

5.04

Fixed Cost Elements

5.06

Pass-Through Expenses

11.09

Key Employee Job Titles

AIRLINE SERVICES AGREEMENT

THIS AIRLINE SERVICES AGREEMENT (this “Agreement”) is dated the 20th day of December, 2006 and made effective as of the 1st day of January 2007 (the “Effective Date”), by and between SKYWEST AIRLINES, INC., a Utah corporation (“SkyWest”), and MIDWEST AIRLINES, INC., a Wisconsin corporation (“Midwest”).

WITNESSETH:

WHEREAS, SkyWest and Midwest desire to make certain arrangements between them which will enable SkyWest to provide Midwest with commercial regional air transportation services; and

WHEREAS, SkyWest and Midwest are each willing to perform in the manner and upon the conditions and terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Midwest and SkyWest do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.01

Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)

the terms as defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)

all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

(3)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, or other subdivision.

“A/C Months”  means the number of Aircraft in operation on the last day of a month, adjusted on a pro-rata basis to account for any Aircraft deployed during such month.

“A/C Months Report”  means the report of A/C Months to be prepared by SkyWest pursuant to Section 5.02(a)(ii).

“ACARS”  means the Aircraft Communications Addressing and Reporting System which provides communications between the Aircraft and SkyWest with respect to operational matters.

“Affiliate”  means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Block Hour Rate”  means the sum of all of the Block Hour Rates for all of the Block Hour Cost Elements.

“Agreement”  shall have the meaning ascribed to such term in the preamble to this Agreement.

“Air Cargo”  means air freight, United States mail and small package services appropriate for the Aircraft.

“Air Cargo Handling Services”  means the Air Cargo handling services to be performed pursuant to Section 4.08.

“Aircraft”  means the fifteen (15) Bombardier CRJ-200 aircraft described in Section 3.02(a), plus any additional aircraft added pursuant to Section 3.02(b).  “Aircraft” shall also be deemed to include the neutrally-painted Bombardier CRJ-200 aircraft which may be used to provide the Regional Airline Services pursuant to Section 3.01, below, but only with respect to the calculation of Block Hours and Cycles and Midwest’s obligation to pay for fuel pursuant to Section 5.05, below.

“Baggage Handling Services”  means the baggage handling services to be performed pursuant to Section 4.07.

“Block Hour”  means the period of time (in minutes) beginning when an Aircraft first moves from the ramp blocks in connection with a Scheduled Flight, a Non-Scheduled Flight or a Charter Flight and ending when the Aircraft next comes to a stop at the ramp at any station or other point of termination as recorded by ACARS or another mutually agreed system, divided by sixty (60).

“Block Hour Cost Element”  means a cost element specified on Exhibit 5.03(a).

“Block Hour Rate”  shall be determined in accordance with Section 5.03(a) and Exhibit 5.03(a).

“Block Hour Report”  means the report with respect to Block Hours to be delivered by SkyWest pursuant to Section 5.02(a)(i).

“Care Check”  means the numerical score obtained through Midwest’s existing  Care Check survey, consistently applied for the Performance Period, or any such successor program as mutually agreed to between Midwest and SkyWest.

“Charter Flights”  means uniquely scheduled revenue passenger flights with a customized schedule between charter client-requested airports using the Aircraft (other than Scheduled Flights); provided, however, that the operational arrangements and the compensation to be received by SkyWest in respect of such Charter Flights are subject to the same procedures and remuneration as a Scheduled Flight hereunder, unless otherwise mutually agreed by Midwest and SkyWest.  To the extent that inflight catering (food and beverage) exceeds that normally provided for on a Scheduled Flight, the incremental cost and coordination of the catering will be the sole responsibility of Midwest and/or the charter client.

“COMAT”  means company material, including but not limited to priority aircraft maintenance parts.

“Contracted Service Cities”  means those Service Cities at which SkyWest contracts with a third party for performance of substantially all Ground Handling Functions and for required facilities, excluding Hub Cities.

“Customer Experience Pulse”  means the numerical score obtained through Midwest’s existing Customer Experience Pulse survey, consistently applied for the Performance Period, or any such successor system as mutually agreed to between Midwest and SkyWest.

“Cycle”  means an actual takeoff and landing of an Aircraft in connection with a Scheduled Flight, a Non-Scheduled Flight or a Charter Flight.

“Cycle Cost Element”  means a cost element specified on Exhibit 5.03(b).

“Cycle Rate”  shall be determined in accordance with Section 5.03(b) and Exhibit 5.03(b).

“Cycle Report”  means the report with respect to Cycles to be delivered by SkyWest pursuant to Section 5.02(a)(i).

“Data Communication Equipment”  shall have the meaning ascribed to such term in Section 4.04.

“Designator”  means “YX” or such other designator code selected by Midwest from time to time in its sole discretion to identify Midwest’s own flights.

“Direct Cost”  means Midwest’s or SkyWest’s, as applicable, actual cost for goods and services without any surcharge for administrative or general overhead expenses.

“DOT”  means the United States Department of Transportation or any successor to its functions with respect to the regulation of air transportation.

“DOT Certification”  means any and all certifications and approvals by the DOT, the FAA and other regulatory agencies required for SkyWest to operate the Aircraft and to perform pursuant to the terms of this Agreement and all Governmental Regulations.

“Effective Date”  means the date specified in the preamble to this Agreement.

“Excess Fuel Cost”  shall be determined in accordance with Section 5.05(c).

“FAA”  means the Federal Aviation Administration or any successor organization.

“Final Block Hour Payment”  means the payment for Block Hours calculated in accordance with Section 5.02(c)(ii)(A).

“Final Cycle Payment”  means the payment for Cycles calculated in accordance with Section 5.02(c)(ii)(B).

“Final Fixed Cost Payment”  means the payment for fixed costs calculated in accordance with Section 5.02(c)(ii)(C).

“Final Monthly Margin Payment”  means the payment calculated in accordance with Section 5.02(c)(ii)(D).

“Fixed Cost Element”  means a cost element specified on Exhibit 5.04.

“Fixed Cost Rate”  shall be determined in accordance with Section 5.04 and Exhibit 5.04.

“Fuel Burn Rate”  means the quotient of (a) the total number of gallons of fuel burned by the Aircraft, including auxiliary power units, for a month, divided by (b) the total number of Block Hours for such month.

“GAAP”  means generally accepted accounting practice and principles at the time prevailing in the United States for companies engaged in businesses similar to that of SkyWest, consistently applied.

“Governmental Regulations”  means the rules and regulations prescribed by an airport authority at a Service City or by any local, state or federal unit of government having authority and jurisdiction to regulate the business and affairs of an air carrier having DOT Certification, including without limitation, the DOT and the FAA.

“Ground Handling Functions”  shall have the meaning ascribed to such term in Section 4.02.

“Hub Cities”  means Milwaukee, Wisconsin (“MKE”), Kansas City, Missouri (“MCI”) and any other city in the United States where Midwest, together with its subsidiaries and Midwest Connect Carriers operating under Midwest’s Designator, operate an average of more than twenty-five (25) departures per day during any Midwest Schedule Period.

“Identification”  means a trade name, trademark, service mark, graphic, logo, distinctive color scheme or other trade dress, domain name and/or other identification or indication of source or origin.

“Initial Term”  shall have the meaning ascribed to such in term in Section 10.01.

“IOP Payment”  means the payment for IOP Program Incidents calculated in accordance with Section 5.03(c).

“IOP Program Incident”  shall mean Midwest’s request that SkyWest cancel one or more Scheduled Flights as a result of Midwest’s initiation of its Irregular Operating Procedures Program.

[*]

“Maintenance Facilities”  shall mean the maintenance facilities described in Section 4.03(c).

“MASK”  shall have the meaning ascribed to such term in Section 2.11(a).

“Midwest”  shall have the meaning ascribed to such term in the preamble to this Agreement.

“Midwest Connect Carrier”  means an airline operating regional jet and/or turboprop air transportation services as a Midwest Connect carrier pursuant to an airline services agreement between such airline and Midwest.

“Midwest Group”  shall have the meaning ascribed to such term in Section 7.07.

“Midwest Guaranty”  means that certain Guaranty executed by Midwest Air Group, Inc. in favor of SkyWest dated of even date herewith.

“Midwest Schedule Period”  means the planned duration of various time periods for which Midwest’s flight schedule is for sale in computer reservation systems.

“Midwest Service Cities”  means those Service Cities at which Midwest employees perform substantially all Ground Handling Functions and Midwest provides required facilities, or a city at which Midwest has contracted directly with a third party other than SkyWest to provide those services and facilities.

“Midwest Tickets”  shall have the meaning ascribed to such term in Section 4.06(a).

“Non-Scheduled Flights”  means all flights using the Aircraft which are not Scheduled Flights or Charter Flights.

 “Pass-Through Expenses”  means the expenses described on Exhibit 5.06.

“Pass-Through Expense Payment”  means the payment for Pass-Through Expenses calculated in accordance with Section 5.02(c)(iii)(A).

“Pass-Through Expense Report”  means the report of Pass-Through Expenses to be prepared by SkyWest pursuant to Sections 5.02(a)(iii) and 5.06.

“Performance Criteria”  shall have the meaning ascribed to such term in Section 5.08(a).

“Performance Period”  means each six (6) month period ending on a June 30 or December 31 occurring during the term of this Agreement.

“Person”  means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

“Planned Fuel Burn Rate”  means [*] gallons per Block Hour.

“Prohibited Change of Control”  means the acquisition, directly or indirectly, by any Person or group of Persons reasonably deemed by Midwest to be a major competitor of Midwest or any of its Affiliates, in any one transaction or a series of related transactions, of (a) the right to control the direction of the management and policies of SkyWest, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or (b) ownership of (i) fifty percent (50%) or more of the outstanding equity securities of SkyWest, or (ii) all or substantially all of the assets of SkyWest.

“Provisional Block Hour Payment”  means the amount set forth in Section 5.02(c)(i)(A).

“Provisional Cycle Payment”  means the amount set forth in Section 5.02(c)(i)(B).

“Provisional Fixed Cost Payment”  means the amount set forth in Section 5.02(c)(i)(C).

“Provisional Monthly Margin Payment” means the amount set forth in Section 5.02(c)(i)(D)

“Regional Airline Services”  means the provisioning by SkyWest to Midwest of Scheduled Flights, Non-Scheduled Flights and Charter Flights using the Aircraft in accordance with this Agreement.

“Renewal Term”  shall have the meaning ascribed to such term in Section 10.01.

“Scheduled Flights”  means revenue passenger flights (other than Charter Flights) using the Aircraft which, regardless of frequency, are held out to the public and published in the customary and applicable schedule distribution systems, such as the Official Airline Guide, or published by Midwest in its own system timetables.  In addition, Scheduled Flights shall include all regularly scheduled flights which are not revenue passenger flights as determined by Midwest in its sole discretion.

“Service Cities”  means those cities identified from time to time by Midwest to which SkyWest shall provide Regional Airline Services.

“SkyWest”  shall have the meaning ascribed to such term in the preamble to this Agreement.

“SkyWest Guaranty”  means that certain Guaranty executed by SkyWest, Inc. in favor of Midwest dated of even date herewith.

“SkyWest Identification”  means any Identification selected by SkyWest from time to time for use in connection with the business of SkyWest.

“SkyWest Service Cities”  means those Service Cities at which SkyWest employees perform substantially all Ground Handling Functions and SkyWest provides required facilities.

“TAR”  shall have the meaning ascribed to such term in Section 2.11(a).

“Ticket Taxes and Fees”  means any taxes pursuant to Sections 4261 or 4271 of the U.S. Internal Revenue Code of 1986, as amended or succeeded, on any amounts paid by customers for transportation of persons or packages by air, and any passenger facility charges, airport improvement fees, security fees or charges, stamp taxes, excise taxes, value-added taxes (in the nature of a sales or use tax), gross receipts taxes (in the nature of a sales or use tax), U.S. APHIS user fees, U.S. Customs user fees, U.S. Immigration user fees, and any other taxes and/or user fees imposed by any domestic or foreign governmental entity, airport or taxing authority on a per-passenger basis on any amounts paid by customers for transportation of persons or packages by air.

“Ticketing Services”  means the ticketing services to be performed pursuant to Section 4.06(a).

“YX Indemnitees”  shall have the meaning ascribed to such term in Section 8.02(b).

“YX Identification”  means any Identification specifically selected by Midwest from time to time in its sole discretion for use by SkyWest in connection with the Regional Airline Services (including without limitation “Midwest Connect” or any similar name).

ARTICLE II

PROVISION OF REGIONAL AIRLINE SERVICES

2.01

Operation of Scheduled Flights.  Subject to the terms and conditions of this Agreement, SkyWest shall use the Aircraft to operate Scheduled Flights and Charter Flights as shall be designated by Midwest from time to time in Midwest’s sole discretion.  All schedules and aircraft routing for such Scheduled Flights and all utilization of the Aircraft shall be determined by Midwest from time to time, in its sole discretion, subject to the reasonable operational constraints of SkyWest taking into consideration reasonable maintenance, crew training and Aircraft rotation requirements.  Scheduled block times shall be set in accordance with Midwest’s standards unless otherwise mutually agreed by Midwest and SkyWest.  Minimum turn times shall be mutually agreed to by SkyWest and Midwest and set in conformity with standard industry practices and Aircraft type.

2.02

Use of Designator, YX Identification and Related Matters.  Subject to the applicable provisions of Article VII, below, SkyWest shall operate the Scheduled Flights and Charter Flights provided under this Agreement using the Designator.  The Scheduled Flights and Charter Flights shall be identified by SkyWest solely with flight numbers assigned by Midwest.  Subject to the applicable provisions of this Article II, SkyWest shall use only the YX Identification for the Aircraft (except as otherwise required by Governmental Regulations), and for all exclusive-use facilities (including Maintenance Facilities), signage, equipment and advertising, promotional and business materials in any form or media that are used in connection with the Regional Airline Services, and shall conform to Midwest standards for logo and brand as determined by Midwest.  SkyWest shall not use the SkyWest Identification or the Identification of any other airline for the Aircraft (except as required by Governmental Regulation), exclusive-use facilities (including Maintenance Facilities), signage, equipment, uniforms or advertising, promotional or business materials in any form or media that are used in connection with the Regional Airline Services; provided, however, nothing in the foregoing prohibition shall preclude SkyWest from using the SkyWest Identification for general corporate purposes, investor relations, on crew wings and employee service pins, and for purposes that are not covered by the foregoing prohibition and do not involve interaction with Midwest customers or passengers.  Midwest and SkyWest shall agree on the color and design of all uniforms worn by SkyWest personnel involved in the provision of the Regional Airline Services.  In the case of joint-use facilities, such as airport facilities where SkyWest provides ground handling services for Midwest and another carrier(s), Midwest and SkyWest shall agree on the appropriate use of YX Identification along with that of the other carrier(s).

2.03

Use of Other Designators.  SkyWest shall not use on the Aircraft the airline designator, Identification, or any other identifying feature of a foreign or United States airline other than Midwest, without the express prior written consent of Midwest, or unless Midwest directs SkyWest to use such other designator, Identification, or identifying feature.

2.04

Personnel and Dispatch Control.  SkyWest shall be responsible for providing all crews (flight and cabin) to operate the Scheduled Flights, Non-Scheduled Flights and any Charter Flights and for all aspects (personnel and other) of dispatch control, including but not limited to load control.  SkyWest dispatch control shall maintain frequent communication with Midwest dispatch control, and other Midwest entities as appropriate, to ensure the safe and timely operation of flights and to adhere to Midwest customer service standards.

2.05

Inventory Management.  Midwest shall have complete control over all inventory management functions for all Scheduled Flights and Charter Flights operated pursuant to this Agreement, including, without limitation, overbooking levels, discount seat levels, itinerary controls and allocation of seats among the various fare buckets.  In performing SkyWest’s inventory management, Midwest shall conform in all material respects to its own procedures and standards, taking into account the type of Aircraft operated by SkyWest.

2.06

Passenger Fares.  Midwest shall be the sole authority for filing tariffs for Scheduled Flights operated pursuant to this Agreement, and Midwest shall establish all passenger fares for Scheduled Flights and rates for Charter Flights operated pursuant to this Agreement.  All charges for filing of fares or tariffs for Scheduled Flights operated pursuant to this Agreement shall be paid by Midwest.

2.07

DOT Certification.  SkyWest has and shall maintain DOT Certification and all other permits, licenses, certificates and insurance required by governmental authorities and Article IX hereof to enable SkyWest to perform the services required by this Agreement.

2.08

Compliance With Governmental Regulations.  All flight operations, dispatch operations and flights and all other operations undertaken by SkyWest pursuant to this Agreement shall be conducted and operated by SkyWest in strict compliance with all Governmental Regulations, including, without limitation, those relating to airport security, the use and transportation of hazardous materials, flight crew and mechanic qualifications and licensing requirements, crew training and hours.  All Aircraft shall be operated and maintained by SkyWest in strict compliance with all Governmental Regulations, SkyWest’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturers’ instructions.  At all times, SkyWest shall operate with the highest standards of care.

2.09

Quality of Service.  Midwest policies, procedures, performance standards and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all services provided by SkyWest under this Agreement.  SkyWest shall achieve at least the same quality of airline service provided by Midwest, subject to limitations imposed by the type of Aircraft used by SkyWest, its route network, the availability of equipment and facilities at the Service Cities and the performance by Midwest of its obligations under this Agreement.  SkyWest shall maintain adequate staffing levels to ensure at least the same level of customer service and operational efficiency that Midwest achieves; SkyWest shall cooperate with Midwest in any way necessary or desirable to provide such comparable level of customer service in connection with the operation of Regional Airline Services; and SkyWest shall maintain new hire and recurrent training programs for all job descriptions which are reasonably acceptable to Midwest.

2.10

Service Standards.  [*]

(a)

Minimum Completion Factor.  [*]

(b)

Minimum On Time Reliability.  [*]

(c)

Mishandled Luggage Factor.  [*]

(d)

Customer Complaints Factor.  [*]

(e)

Care Check Score.  [*]

(f)

Customer Experience Pulse.  [*]

(g)

Calculations.

[*]

2.11

Service Recovery.

(a)

Passenger Amenities.  SkyWest agrees to provide passenger amenities, including, without limitation, denied boarding compensation, which Midwest provides under Rule 245 of the Domestic General Rules No. 1 issued by Airline Tariff Publishing Co. and ATA Resolution No. 120.20 or pursuant to any similar contractual arrangement now existing or hereafter in effect or applicable to Midwest.  In any SkyWest Service City or Contracted Service City, SkyWest agrees (i) to handle oversold Scheduled Flights and the payment of denied boarding compensation in accordance with Midwest’s standard policies and procedures, (ii) to pay the full cost of providing passenger amenities (either directly to the affected passengers or to Midwest as reimbursement for the amounts paid by Midwest to such passengers) with the exception of denied boarding compensation resulting from inventory oversales or other actions of Midwest, and (iii) to report all denied boarding data to Midwest via both the standard Midwest Ticket Agent Report (“TAR”) and the standard Midwest Yield Management Flight Close-Out Denied Boarding Mask (“MASK”).  In any SkyWest Service City or Contracted Service City, for denied boarding compensation resulting from inventory oversales or the actions of Midwest, SkyWest will pay the appropriate amount of denied boarding compensation to the affected passengers and will invoice Midwest for such amount pursuant to Section 5.07, below.  Any such invoice will include sufficient detail and supporting documentation to allow Midwest to verify the invoiced amount.  Notwithstanding the foregoing, SkyWest shall be responsible for any discrepancy between the TAR and the MASK, and Midwest will invoice SkyWest for any amounts due based on reconciliation of those two reports.  In Midwest Service Cities, Midwest will provide all passenger amenities, including but not limited to baggage delivery, at its sole cost.

(b)

Destination by other Means.  If SkyWest transports a revenue passenger to his or her destination by another means (bus, train, taxi, etc.) due to a flight cancellation, Midwest shall reimburse SkyWest for the actual transportation costs incurred to transport the passenger by such other means.  SkyWest shall use its best efforts to minimize the transportation of passengers by other means and the costs associated therewith.  SkyWest must confer with designated Midwest customer service staff prior to making arrangements of this type.

2.12

Inflight Food, Beverages and Supplies.  Unless otherwise mutually agreed, Midwest will provide Aircraft catering services and food and beverages for passengers on Scheduled Flights in accordance with Midwest’s specifications and directions and at Midwest’s sole cost.  SkyWest shall be solely responsible for maintaining all licenses necessary for the serving of inflight food and beverages on Scheduled Flights and for the provision of crew meals.  If so desired, Midwest will supply crew meals as directed by SkyWest, and shall invoice to SkyWest the actual cost of the crew meals so supplied.  Midwest shall furnish SkyWest, at Midwest’s sole cost, adequate supplies of its customary inflight supplies including, but not limited to, the Midwest inflight magazine, cups, napkins, pillows, blankets, trash bags, sick sacks, lavatory supplies, creamers, swizzle sticks and sugar in a form similar to or identical with that used by Midwest.  SkyWest may be asked to administer Midwest’s buy-on-board meal program on designated flights.  In this case, SkyWest personnel shall be trained in all Midwest catering and sales procedures by Midwest and shall utilize all associated equipment and procedures designated by Midwest for the buy-on-board meal program.

2.13

Exclusivity Arrangements.  Midwest and SkyWest agree that this Agreement shall not prevent either party from engaging in other similar arrangements or agreements with other carriers, except that the Aircraft are for the exclusive use of Midwest as provided in Section 3.01.  Nothing in this Agreement shall preclude Midwest from (i) entering into code share, alliance or other commercial cooperation arrangements with any other airline, or (ii) entering into similar or other arrangements with other carriers for the provisioning of regional airline services using Canadair Regional Jets, other regional jets, turboprop aircraft or any other aircraft to or from the Hub Cities, the same Service Cities or elsewhere.

ARTICLE III

AIRCRAFT

3.01

Use of the Aircraft.  Midwest and SkyWest agree that (a) the Aircraft shall be used only to provide and/or support the Regional Airline Services contemplated by this Agreement, (b) the Aircraft shall not be used by SkyWest for any other purpose without the prior written consent of Midwest, and (c) the Regional Airline Services shall be provided only using the Aircraft; provided, however, that SkyWest may, from time to time as maintenance needs may require, use a neutrally-painted Bombardier CRJ-200 aircraft (which is not an Aircraft for purposes of this Agreement) to provide Regional Airlines Services hereunder.

3.02

Fleet Size and Related Matters.

(a)

Initial Fleet Size.  The initial fleet shall consist of fifteen (15) Aircraft, one of which shall constitute an operational spare.  Midwest and SkyWest shall mutually agree on the timing and rate of deployment of the initial fleet.

(b)

Fleet Additions.  Midwest and SkyWest agree that, subject to availability of aircraft on economic terms acceptable to Midwest and SkyWest, SkyWest will, at the written request of Midwest, procure, prepare, and put into service up to ten (10) additional Aircraft on the same terms and conditions as apply to the initial fleet of fifteen (15) Aircraft.  This obligation shall be applicable only until the second anniversary of the Effective Date of this Agreement.

(c)

Induction and Termination Costs.  All one-time expenses that are associated with inducting Aircraft and making them ready for use pursuant to this Agreement shall be paid one hundred percent (100%) by SkyWest.  [*]  In addition, Midwest shall reimburse SkyWest for the cost of installing leather seat covers on the Aircraft.  All return costs and expenses associated with the return of Aircraft shall be paid one hundred percent (100%) by SkyWest without reimbursement by Midwest.  Midwest’s obligation to reimburse SkyWest for certain expenses hereunder is subject to the provisions of Section 5.02(e), below.

ARTICLE IV

ANCILLARY ARRANGEMENTS

4.01

Coordination with SkyWest.

(a)

Schedules and Timetables.  Midwest shall file and maintain schedules with all applicable schedule distribution systems for all Scheduled Flights, and such schedules shall be filed and maintained by Midwest together with the schedules for its flights.  Midwest shall include and list all Scheduled Flights providing Regional Airline Services in the schedule publication program of Midwest.  SkyWest shall conform in all respects to Midwest’s use of electronic schedules, timetables and contracts of carriage.  Midwest shall include Scheduled Flights operated by SkyWest in all appropriate flight information systems on which Midwest flights are listed.

(b)

Travel Privileges.  Midwest and SkyWest shall each be entitled to make available for their respective employees and members of their respective Boards of Directors, those travel privileges as mutually agreed to by the parties.

4.02

Ground Handling.  Midwest reserves the right to designate the ground handler at all locations served by SkyWest pursuant to this Agreement.  At cities designated by Midwest as Midwest Service Cities, Midwest or its designated contractor shall provide the following functions:  (a) all gate and ticket counter check-in activities, (b) all passenger enplaning/deplaning services, including but not limited to sky cap and wheel chair services, (c) aircraft loading/unloading services, including but not limited to airside busing, (d) passenger ticketing, (e) aircraft cleaning, including but not limited to overnight cleaning, (f) jetbridge maintenance (where applicable), (g) janitorial services, and (h) deicing services (collectively, the “Ground Handling Functions”) at no charge to SkyWest.  At cities jointly designated by Midwest and SkyWest as SkyWest Service Cities, SkyWest shall provide the Ground Handling Functions.  At mutually agreeable Contracted Service Cities, SkyWest shall provide the Ground Handling Functions utilizing a contract agent.  Should a city be designated as a SkyWest Service City or a Contracted Service City, Midwest and SkyWest shall mutually agree on the cost per turn (cycle) and Pass-Through Expenses that Midwest will pay for the Ground Handling Functions and Exhibits 5.03(b) and 5.06 shall be amended to reflect the terms of such agreement.  Midwest shall give as much notice as practicable of the designation of a SkyWest Service City or a Contracted Service City, but in no event will such notice be less than ninety (90) days unless mutually agreed.

4.03

Facilities.

(a)

Hub Cities.  SkyWest will sublease from Midwest airport facilities at the Hub Cities as set forth in mutually agreeable sublease agreements, at no expense to SkyWest.  In the event SkyWest requires additional facilities at any of the Hub Cities caused by the expansion of Regional Airline Services, Midwest shall use its reasonable efforts to obtain such facilities and provide them to SkyWest at no charge to SkyWest.  Midwest and SkyWest agree that Midwest may relocate SkyWest to comparable facilities at the Hub Cities, provided that Midwest pays SkyWest’s reasonable relocation expenses.

(b)

Service Cities.  At Midwest Service Cities, Midwest shall provide SkyWest with the Ground Handling Functions pursuant to Section 4.02, above, utilizing Midwest’s owned and/or leased premises and equipment (including jetbridges where applicable) located thereon.  Midwest shall cooperate with SkyWest’s efforts to become a signatory carrier at such airports; provided, however, that if SkyWest becomes a signatory carrier at any such airport, SkyWest shall vote as directed by Midwest on any matters submitted to the signatory carriers for a vote.  At SkyWest Service Cities, SkyWest shall be solely responsible for all of its facilities and equipment requirements; provided, however, if Midwest owns and/or leases facilities at a SkyWest Service City and elects to provide Ground Handling Functions to SkyWest pursuant to Section 4.02, Midwest shall provide such services utilizing Midwest’s owned and/or leased premises and equipment (including jetbridges where applicable) located thereon. At a Contracted Service City, SkyWest shall be solely responsible for all of its facilities and equipment requirements.  In the event Midwest exercises its right, pursuant to Section 4.02, to have a Midwest-designated contract agent perform the Ground Handling Functions in a Contracted

Service City, Midwest shall be solely responsible for all facilities and equipment requirements. Midwest will determine in its sole discretion whether a jetbridge will be used at all Service Cities.

(c)

Maintenance Facilities.  SkyWest shall provide and be solely responsible for all maintenance facilities necessary to the provision of Regional Airline Services; provided, however, that Midwest shall provide a reasonable amount of its present Milwaukee hangar facilities for use by SkyWest, at no charge to SkyWest.  Notwithstanding the foregoing, Midwest may, upon one hundred twenty (120) days written notice to SkyWest, utilize any hangar space provided to SkyWest for any other purpose, and SkyWest shall make other arrangements as necessary.  To the extent that SkyWest was utilizing Midwest’s hangar facility in Milwaukee and is required to make other arrangements pursuant to this paragraph, Midwest and SkyWest shall mutually agree on an adjustment to the fixed costs in Section 5.04.

(d)

Landing Fees.  SkyWest shall be responsible for payment of landing fees at all airports to which it provides Regional Airline Services pursuant to this Agreement and at all airports to which a Scheduled Flight, Non-Scheduled Flight or Charter Flight is diverted.  The actual amount of landing fees paid by SkyWest shall constitute Pass-Through Expenses pursuant to Exhibit 5.06.

(e)

Signage.  Subject to Governmental Regulations, SkyWest shall display at all ticketing and check-in locations such signage or other forms of advertisement to identify and promote Midwest’s service as Midwest may specify and as approved by the relevant airport authority.  All signage utilizing the YX Identification shall be provided by Midwest at its sole cost, shall be the property of Midwest and shall be subject to the applicable provisions of Article VII, below.  SkyWest shall not use the SkyWest Identification on any signage or other forms of advertisement used to identify or promote the Regional Airline Services (except as otherwise required by Governmental Regulations).

(f)

Facilities Lease Option.  Notwithstanding anything to the contrary in this Agreement, Midwest may, at its option, elect to hold the leasehold interest in any facilities to be used by SkyWest at any new or existing Service City, and in the event Midwest exercises this option (i) Midwest shall enter into a facilities lease with the lessor of such facilities, (ii) SkyWest shall utilize such facilities pursuant to a sub-lease or facilities use agreement with Midwest, (iii) the rent/facilities charges payable by SkyWest in such sub-lease or facilities use agreement shall be the same as Midwest’s Direct Cost under the Facilities Lease for the facilities used by SkyWest, (iv) the sub-lease or facilities use agreement shall terminate when SkyWest ceases to operate Regional Airline Services at the airport, and (v) Midwest shall lease facilities which are reasonably suitable for SkyWest’s operational needs and, with respect to new Service Cities, Midwest shall complete the leasing arrangements in a manner that will allow SkyWest adequate time to prepare to commence Regional Airline Services at the Service City as scheduled by Midwest.

4.04

Data Communications.  Midwest shall provide to SkyWest at all Service Cities and Hub Cities, at Midwest’s sole expense, data circuit lines, any required data networking equipment, the use of computer reservation terminals, printers and modems, including hardware, software and maintenance support for such equipment (the “Data Communication Equipment”).

Such Data Communication Equipment shall be of the same type and quality as that used by Midwest in its airline operations.  In connection with the commencement of Regional Airline Services at a new Service City, Midwest will provide SkyWest with Midwest’s standard Data Communication Equipment at Midwest’s sole expense.  In addition, Midwest shall provide SkyWest with access to Midwest’s private SABRE partition during the term of this Agreement.  Midwest and SkyWest shall enter into a separate written agreement with respect to the information technology services to be provided by Midwest to SkyWest in connection with the Regional Airline Services operated under this Agreement.

4.05

Reservation Services.  During the term of this Agreement, Midwest shall handle, at its sole expense, reservations for all passenger air transportation on Scheduled Flights operated by SkyWest pursuant to this Agreement.  Reservations shall be handled in the same manner and subject to the same standards utilized by Midwest for its own reservations.  All reservations shall be made in the name of Midwest unless otherwise required by Governmental Regulations.  Midwest shall be sole owner of any customer or passenger data relating to the Scheduled Flights and related reservation services.

4.06

Ticketing Services and Ticketing Procedures.

(a)

Ticketing Services.  At all of its ticketing locations, Midwest shall, at its sole expense, sell, issue and exchange tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement utilizing Midwest ticket stock and all related accounting forms printed with the Midwest logo, name and format (“Midwest Tickets”).  Midwest hereby appoints SkyWest as its agent, and SkyWest hereby agrees to act as Midwest’s agent, at all SkyWest ticketing locations in connection with the sale and issuance of all passenger tickets by SkyWest and with the same duties owed to Midwest in that capacity as is customary in the industry between airlines.  At all of its ticketing locations, SkyWest shall sell, issue and exchange Midwest Tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement and to be provided by and over the routes of Midwest (collectively, “Ticketing Services”).  Nothing in this Section 4.06(a) shall be deemed to alter or conflict with the provisions of Section 9.01 hereof.  Air carriers and other agencies other than Midwest may also issue tickets for travel to be performed by SkyWest.

(b)

Booking and Ticketing Procedures.  The procedures followed and standards applied by SkyWest in booking flights and performing the Ticketing Services shall conform in all material respects to Midwest’s own tariffs, procedures and standards applicable to the booking of Midwest flights and the issuance of Midwest Tickets and to the collection and remittance of the proceeds of such sales.  SkyWest employees booking flights and performing Ticketing Services shall adhere to Midwest’s procedures and standards as shall be provided to SkyWest in writing.  In accordance with Section 8.02, below, SkyWest shall be responsible for collecting and shall pay to Midwest any Ticket Taxes and Fees required to be collected under applicable law on Tickets sold by SkyWest utilizing Midwest ticket stock.

(c)

Frequent Flyer Program.  SkyWest agrees to accept Midwest frequent flyer tickets and to provide transportation services pursuant to such tickets at no charge to Midwest.  All travel under the frequent flyer program solely on SkyWest shall entitle a passenger to such credit as shall be equivalent to the credit offered on Midwest for comparable mileage segments.

Midwest will provide such credit to members of its frequent flyer program who travel on SkyWest at no charge to SkyWest.

(d)

Supplies.  Midwest shall, at its sole expense, provide an adequate supply of ticket office forms and specialized supplies (such as baggage tags, but excluding normal office supplies such as paper, stationery, envelopes, memo pads and the like) bearing the YX Identification for use by SkyWest subject to the applicable provisions of Article VII, below.

(e)

Ticketing Costs.  All travel agency commissions attributable to Scheduled Flights shall be Midwest’s expense.  Midwest shall pay all computer reservation system fees attributable to passengers on Scheduled Flights.  In the event Governmental Regulations preclude the payment of these fees by Midwest and SkyWest then pays them, Midwest shall immediately begin paying SkyWest a “traffic referral” commission on a semi-monthly basis in an amount equal to such fees formerly paid by Midwest for SkyWest.  Such commission shall be retroactive to the date on which such fees were no longer lawfully paid by Midwest and shall be included in the semi-monthly payments to be made by Midwest pursuant to Section 5.02.

4.07

Baggage Handling Services.  “Baggage Handling Services” shall consist of the following:

(a)

At all Midwest Service Cities and Hub Cities, SkyWest and Midwest shall exchange and transfer baggage in accordance with procedures to be mutually agreed upon and generally utilized by the parties.

(b)

The procedures utilized in performing such Baggage Handling Services shall conform in all respects to Midwest’s own standards and procedures as adapted to SkyWest’s Aircraft and operations.

(c)

For purposes of baggage claims, SkyWest will be treated as if it were a party to standard industry ticketing and baggage agreements with Midwest and other air carriers.  SkyWest will make available at the request of any passenger excess valuation insurance, if any, offered by Midwest to the extent such insurance covers SkyWest’s flights and Midwest’s flights.

4.08

Air Cargo Handling Services.  “Air Cargo Handling Services” shall consist of the following:

(a)

At each location at which Midwest operates Ticketing Services, Midwest shall at no charge to SkyWest accept Air Cargo for shipment on flights to be operated by and over the routes of SkyWest or Midwest. Midwest shall issue air waybills covering Air Cargo and shall prepare a “transfer manifest” for each SkyWest flight on which there shall be an Air Cargo shipment which transfer manifest shall set forth all Air Cargo to be carried on the flight.

(b)

Midwest hereby appoints SkyWest as its agent, and SkyWest hereby agrees to act as Midwest’s agent, at all SkyWest ticketing locations in connection with the sale and issuance of all air waybills by SkyWest and with the same duties owed to Midwest in that capacity as is customary in the industry between airlines.  SkyWest agrees to observe all Midwest procedures and standards applicable to the issuance of air waybills and to the collection and remittance of the proceeds of such sales.  SkyWest employees performing such duties shall adhere to

Midwest’s procedures and standards as shall be provided to SkyWest in writing.  In accordance with Section 8.02, below, SkyWest shall be responsible for collecting and shall pay to Midwest any Ticket Taxes and Fees required to be collected under applicable law on air waybills sold by SkyWest utilizing Midwest air waybills.  Nothing in this Section 4.08(b) shall be deemed to alter or conflict with the provisions of Section 9.01 hereof.  Air carriers other than Midwest may also issue air waybills for cargo transportation to be performed by SkyWest.

(c)

SkyWest shall provide Air Cargo Handling Services at SkyWest’s ticketing locations for and on behalf of Midwest for Air Cargo carried solely on SkyWest or on both a SkyWest flight and a Midwest flight.  Such handling services shall be performed in accordance with Midwest’s procedures and standards as provided to SkyWest in writing, including but not limited to (i) accepting all Air Cargo that Midwest accepts, such as pets/AVI (other live animals), human remains, Priority Service (SPC) freight and perishables, and U.S. Mail, unless otherwise mutually agreed, and (ii) keeping facilities open at least one and one-half (1.5) hours before and one (1) hour after each Scheduled Flight for customers to deliver and pick up Air Cargo.

(d)

For Air Cargo carried solely on SkyWest or on both an SkyWest flight and a Midwest flight, SkyWest and Midwest shall charge rates in accordance with Midwest’s applicable rates and tariffs; such revenues shall be paid 100% to and retained by Midwest.

(e)

For purposes of Air Cargo claims, SkyWest will be treated as if it were a party to standard industry ticketing and baggage agreements with Midwest and other air carriers.

(f)

Midwest shall, at its sole expense, supply SkyWest with all necessary Air Cargo forms and supplies in an agreed upon form with the YX Identification, subject to the applicable provisions of Article VII, below.  Midwest and SkyWest shall utilize such forms and supplies when accepting Air Cargo for transport on SkyWest’s flights.

4.09

Use of COMAT.  Midwest and SkyWest shall each provide to the other, at no cost to the other and on a non-discriminatory basis, access to its respective COMAT system for the movement and acquisition of priority aircraft maintenance parts and other company material.  Midwest’s failure to deliver timely a maintenance component via COMAT, whether timely or at all, shall not cause an affected Scheduled Flight to be excluded in calculating SkyWest’s on-time performance and completion factors.  All access shall be consistent with Midwest’s and SkyWest’s respective published COMAT procedures and policies, as amended from time to time.  Midwest shall provide to SkyWest at no cost and on a non-discriminatory basis, access to Midwest’s VIP express cargo service to the extent necessary for Aircraft out of service recovery.

4.10

Slots and Route Authorities.  During the term of this Agreement (including any Renewal Terms) or upon the expiration or termination of this Agreement, Midwest may, in its sole discretion, require SkyWest to transfer to Midwest or its designee at no charge any airport takeoff or landing slots, route authorities or other regulatory authorities as Midwest shall designate which have been or are being used for Regional Airlines Services under this Agreement.

4.11

Emergency Response and Family Assistance.  Midwest and SkyWest shall enter into a separate written agreement with respect to emergency response and family assistance services to be provided to SkyWest by Midwest at no charge in connection with the Regional Airlines Services operated under this Agreement.

ARTICLE V

REVENUES, PAYMENTS AND SETOFF

5.01

Revenues.  SkyWest acknowledges and agrees that all revenues resulting from the sale and issuance of passenger tickets and cargo air waybills associated with the operation of the Aircraft and all other sources of revenue associated with the operation of the Aircraft are the sole property of Midwest, including without limitation ticket change fees and other fees or charges which are applicable pursuant to Midwest’s tariffs, unaccompanied minor fees, beverage and buy-on-board food services, excess baggage fees and nonrevenue pass travel charges.

5.02

Payments to SkyWest.

(a)

Reports.

(i)

Block Hours; Cycles.  SkyWest shall provide to Midwest periodic reports with respect to the number of actual, completed (A) Block Hours and (B) Cycles, of regional jet service flown by SkyWest (each in respect of Scheduled Flights, Charter Flights and Non-Scheduled Flights) in accordance with the following schedule in each calendar month during the term of this Agreement:

Day of Month Report Due	Period Covered by Report
[*]	[*]

(ii)

A/C Months.  SkyWest shall also provide Midwest periodic reports with respect to its A/C Months in accordance with the following schedule in each calendar month during the term of this Agreement:

Day of Month Report Due	Period Covered by Report
[*]	[*]

(iii)

Pass-Through Expenses.  SkyWest shall also provide Midwest periodic reports with respect to its Pass-Through Expenses in accordance with the following schedule in each calendar month during the term of this Agreement:

Day of Month Report Due	Period Covered by Report
[*]	[*]

(b)

Payment Schedule.

(i)

Provisional Block Hour, Cycle, Fixed Cost and Monthly Margin Payments.  On Monday of each week during the term of this Agreement, Midwest shall remit to SkyWest by wire transfer of immediately available funds, as provisional payments in arrears for the prior week, (A) the Provisional Block Hour Payment, (B) the Provisional Cycle Payment, (C) the Provisional Fixed Cost Payment and (D) the Provisional Monthly Margin Payment.

(ii)

Final Block Hour, Cycle, Fixed Cost and Monthly Margin Payments.  Midwest shall remit to SkyWest by wire transfer of immediately available funds by the close of business on the 15th day of each calendar month (or the next banking day if the 15th is a bank holiday), as final payments, (A) the Final Block Hour Payment, (B) the Final Cycle Payment, (C) the Final Fixed Cost Payment, and (D) the Final Monthly Margin Payment, for the month covered by the Block Hour Report, the Cycle Report and the A/C Months Report furnished by SkyWest pursuant to Sections 5.02(a)(i) and (ii), above, less the aggregate amount of the Provisional Block Hour Payments, Provisional Cycle Payments, Provisional Fixed Cost Payments and Provisional Monthly Margin Payments made by Midwest pursuant to Section 5.02(b)(i), above, which are attributable to the preceding month, adjusted on a pro-rata basis to account for any provisional payments which cover less than seven (7) days in such week.

(iii)

Final Pass-Through Expense and IOP Payments.  Midwest shall remit to SkyWest by wire transfer of immediately available funds by the close of business on the 30th day of each calendar month (or the next banking day if the 30th is a bank holiday), as final payments, (A) the Pass-Through Expense Payment, and (B) the IOP Payment, if any, for the month covered by the Pass-Through Expense Report furnished by SkyWest pursuant to Section 5.02(a)(iii).

(c)

Payment Calculations.

(i)

Provisional Payments.  The provisional payments to be made to SkyWest pursuant to Section 5.02(b)(i), above, shall be calculated as follows for the applicable period:

(A)

Each Provisional Block Hour Payment will be equal to the amount set forth on Exhibit 5.02(c)(i), as such amount may be changed from time to time during the term of this Agreement by mutual agreement of Midwest and SkyWest.

(B)

Each Provisional Cycle Payment will be equal to the amount set forth on Exhibit 5.02(c)(i), as such amount may be changed from time to time during the term of this Agreement by mutual agreement of Midwest and SkyWest.

(C)

Each Provisional Fixed Cost Payment will be equal to the amount set forth on Exhibit 5.02(c)(i), as such amount may be changed from time to time during the term of this Agreement by mutual agreement of Midwest and SkyWest.

(D)

Each Provisional Monthly Margin Payment will be equal to [*].

(ii)

Final Block Hour, Cycle, Fixed Cost and Monthly Margin Payments.  The final payments to be made to SkyWest pursuant to Section 5.02(b)(ii), above, shall be calculated as follows for the applicable month:

(A)

The Final Block Hour Payment will be equal to the sum of the results of the following calculation for each Block Hour Cost Element:  the applicable Block Hour Rate for each Block Hour Cost Element shall be multiplied by the number of actual, completed Block Hours reported in the Block Hour Report for such month for Scheduled Flights, Non-Scheduled Flights and Charter Flights.

(B)

The Final Cycle Payment will be equal to the sum of the results of the following calculation for each Cycle Cost Element:  the applicable Cycle Rate for each Cycle Cost Element shall be multiplied by the number of actual, completed Cycles reported in the Cycle Report for such month for Scheduled Flights and Non-Scheduled Flights.

(C)

The Final Fixed Cost Payment will be equal to the sum of the results of the following calculation for each Fixed Cost Element:  the applicable Fixed Cost Rate for each Fixed Cost Element shall be multiplied by the number of A/C Months in the A/C Months Report for such month.

(D)

The Final Monthly Margin Payment will be equal to [*].

(iii)

Final Pass-Through Expense and IOP Payments.  The final payments to be made to SkyWest pursuant to Section 5.02(b)(iii), above, shall be calculated as follows for the applicable month:

(A)

The Pass-Through Expense Payment will be equal to the aggregate amount of the Pass-Through Expenses reported in the Pass-Through Expense Report for such month.

(B)

The IOP Payment, if any, will be determined in accordance with Section 5.03(c), below.

(d)

Audit Right.  All reports submitted by SkyWest pursuant to Section 5.02(a), above, shall be subject to audit by Midwest.  SkyWest agrees to provide Midwest with any documentation reasonably requested by Midwest in connection with any such audit.  Payment by Midwest of any amount to SkyWest pursuant to Section 5.02(b), above, shall not constitute acceptance by Midwest of SkyWest’s reports or affect Midwest’s audit rights.  Any amount disputed by Midwest may be offset against its next scheduled payment due to SkyWest.  Disputed amounts must be paid promptly following the resolution of the dispute.

(e)

Payment Schedule.  Notwithstanding anything in this Agreement to the contrary, Midwest shall not be obligated to pay or reimburse any amount to SkyWest, pursuant to this Article V, or any other Section of this Agreement, including without limitation, Section 3.02(c), until after deployment of the initial Aircraft pursuant to Section 3.02(a).

5.03

Block Hour and Cycle Rates; IOP Program Adjustment.

(a)

Block Hour Rates.  The Block Hour Rate for 2007 for each Block Hour Cost Element will be as set forth on Exhibit 5.03(a).  The 2007 Block Hour Rates will be increased by [*] each calendar year during the term of this Agreement.

(b)

Cycle Rates.  The Cycle Rate for 2007 for each Cycle Cost Element will be as set forth on Exhibit 5.03(b).  The 2007 Cycle Rates will be increased by [*] each calendar year during the term of this Agreement.

(c)

IOP Program Incident Adjustment.  If during any month during the term of this Agreement, SkyWest cancels one or more Scheduled Flights in connection with one or more IOP Program Incidents, Midwest shall pay to SkyWest an amount determined in accordance with the following formula:

[*]

5.04

Fixed Costs.  The Fixed Cost Rate for 2007 for each Fixed Cost Element will be as set forth on Exhibit 5.04.  The 2007 Fixed Cost Rates will be increased by [*] each calendar year during the term of this Agreement, except for the Fixed Cost Rate for the Aircraft Ownership Fixed Cost Element, which shall remain at the 2007 Fixed Cost Rate throughout the term of this Agreement.

5.05

Fuel.

(a)

Fuel Administration.  As soon as practicable, Midwest will provide to SkyWest the following fuel-related administrative services:  (i) negotiation of fuel supply, fuel storage and into-plane service contracts for the Aircraft, (ii) payment of all into-plane and fuel invoices in respect of the Aircraft, (iii) monthly reconciliations (by the 22nd of the following month) with respect to fuel boarded, inventory and purchases, and (iv) monthly reports with respect to fuel boarded by station, flight number and Aircraft.

(b)

Outside Fuel.  To the extent that fuel is purchased by SkyWest outside of the contracts provided for in Section 5.05(a) because of irregular operations or the unavailability of contract fuel at a Service City, SkyWest will (i) include the actual fuel cost paid by SkyWest on a Pass-Through Expense Report, and (ii) provide Midwest with a report of fuel boarded by station, flight number and Aircraft, along with fuel on board before fueling and at arrival for each affected flight.

(c)

Fuel Burn Limitation.  Midwest’s obligation for payment for fuel, pursuant to Sections 5.05(a) and (b) is limited to the Planned Fuel Burn Rate.  Midwest will calculate the actual Fuel Burn Rate each month based on the information from Sections 5.05(a) and (b), as well as the actual fuel price paid, inclusive of all taxes and into-plane fees, and net of any hedge benefit or detriment.  The fuel burn guarantee assumes a stage length of [*].  To the extent that the actual Fuel Burn Rate exceeds the Planned Fuel Burn Rate for any month, then Midwest will calculate the Excess Fuel Cost as follows:

[*]

Midwest will invoice SkyWest for the Excess Fuel Cost, if any, on a monthly basis, and deduct any Excess Fuel Cost from the next payment due to SkyWest pursuant to Section 5.02(b).

(d)

Audit Rights.  SkyWest shall have the right to audit on a semi-annual basis the determination of the number of gallons of aircraft fuel boarded and shall report any disputes to Midwest.  Any dispute not reported to Midwest within [*] days of the conclusion of such audit shall be deemed waived.  Midwest shall have the right to audit on a monthly basis the determination of the number of gallons of aircraft fuel boarded and fuel price paid and shall report any disputes to SkyWest.  Any dispute not reported to SkyWest within [*] days of the conclusion of such audit shall be deemed waived.

(e)

SkyWest Reporting Procedures.  To the extent that SkyWest is operating any SkyWest Service Cities, or its designee is operating any Contracted Service Cities, SkyWest or its contractor will comply with Midwest’s fuel reporting procedures.

(f)

Fuel Burn Review.  At any time when Midwest publishes a schedule of Regional Airline Services that materially changes the average stage length of the Regional Airline Services, Midwest and SkyWest will agree on any required change to the Planned Fuel Burn Rate and the revised Planned Fuel Rate will be used thereafter until changed pursuant to this Section 5.05(f).

5.06

Pass-Through Expenses.  Midwest shall reimburse SkyWest, in accordance with Section 5.02(b)(iii), above, for the actual amount of the Pass-Through Expenses specified on Exhibit 5.06 which are incurred by SkyWest in connection with its provision of the Regional Airline Services.  Beginning with the month in which the initial Aircraft is deployed pursuant to Section 3.02(a), above, SkyWest shall prepare a monthly Pass-Through Expense Report pursuant to Section 5.02(a)(iii), above, which such report shall include appropriate documentation for each Pass-Through Expense included thereon.

5.07

Billing.  Midwest and SkyWest shall bill each other on a monthly basis in respect of amounts owed to each other under this Agreement not contemplated under Sections 5.02 and 5.08.  If such billed items are not paid by a party within [*] days of the statement date, the aggregate amount of undisputed items may be offset against or included in the next scheduled wire transfer pursuant to Section 5.02(b).  Disputed amounts must be paid when the dispute is resolved, provided that such amount may be set off against or included in the next scheduled wire transfer pursuant to Section 5.02(b) if the formerly disputed amount is not paid within seven (7) days of resolution.  Midwest may also offset against the next scheduled wire transfer pursuant to Section 5.02(b) the amount of any payment with respect to which SkyWest shall have defaulted and shall have failed to cure before the expiration of any applicable grace period.

5.08

Performance Levels – Incentives and Penalties.

(a)

SkyWest shall be subject to certain target performance levels and incentives or penalties as described in this Section 5.08(a) (“Performance Criteria”).  The performance of SkyWest during each Performance Period will be measured against each of the Performance Criteria. Any incentive or penalty associated with achievement against the Performance Criteria shall be made in the next scheduled wire transfer pursuant to Section 5.02(b)(i), either as an increment to the amount otherwise due and payable or as an offset thereto, as the case may be.  Achievement of each criterion is independent of the others.  The applicable Performance Criteria and associated targets, incentives and penalties shall be based on [*] for each Performance Period and calculated as follows:

(i)

Completion Factor (calculated in accordance with Section 2.10(a)):

[*]

(ii)

On-Time Factor (calculated in accordance with Section 2.10(b)):

[*]

(iii)

Mishandled Luggage Factor (calculated in accordance with Section 2.10(c)):

[*]

(iv)

Customer Complaints Factor (calculated in accordance with Section 2.10(d)):

[*]

(v)

Care Check Score (calculated in accordance with Section 2.10(e)):

[*]

(vi)

Customer Experience Pulse (calculated in accordance with Section 2.10(f)):

[*]

(b)

Calculations.  The parties agree that the Performance Criteria targets described in Section 5.08(a), above, shall be calculated for each Performance Period during the term of this Agreement and shall be equal to [*] for each of the Performance Criteria for such Performance Period (“[*]”).  After [*] for a Performance Period has been calculated for each of the Performance Criteria, Midwest shall calculate [*] for purposes of this Section 5.08 and Section 2.10, below, based on [*].  Within two (2) months after the end of each Performance Period, Midwest shall provide SkyWest with its calculations of (i) [*] for each of the Performance Criteria for such Performance Period, and (ii) the [*] required by this Section 5.08 and Section 2.10, below.

(c)

Reconciliation of Performance Standards.  Within thirty (30) days after the end of each Performance Period, (i) SkyWest shall determine the total number of actual flights operated by it during such Performance Period, (ii) SkyWest shall calculate its Completion Factor and On-Time Factor for such Performance Period, and (iii) Midwest shall determine SkyWest’s incidences of mishandled luggage, its number of customer complaints, its Care Check score and its Customer Experience Pulse score for such Performance Period.  Within thirty (30) days after Midwest provides SkyWest with the calculations of [*] and related [*] pursuant to Section 5.08(b), above, for such Performance Period, Midwest shall prepare and deliver to SkyWest (i) a reconciliation of SkyWest’s actual performance to the targeted performance with respect to each of the Performance Criteria, and (ii)  a written calculation of the resulting penalty and/or incentive payments payable by or to SkyWest for such Performance Period.  Midwest and SkyWest will have the right to audit the determinations and calculations prepared by the other pursuant to this Section 5.08 and shall report any discrepancies to the other.  Any discrepancy not reported in writing within [*] days of the end of any Performance Period shall be deemed waived.  The payment in respect of any discrepancy shall be handled as a disputed amount in accordance with Section 5.07.

(d)

Additional Performance Criteria.  During the term of this Agreement, Midwest may propose other performance criteria for SkyWest’s operations pursuant to this Agreement.  The parties agree that they will meet upon the introduction of additional performance levels for Midwest’s operations to develop similar performance targets for SkyWest, taking into account the differences in operations between the two companies, and shall use their best commercially reasonable efforts to develop a system of performance levels and incentives/penalties for SkyWest’s performance with respect thereto in a manner consistent with the performance standards agreed to herein.

5.09

Credit Card Chargebacks.

(a)

SkyWest shall be billed for credit card chargebacks resulting from SkyWest’s noncompliance with Midwest’s credit card acceptance procedures at any stations that are SkyWest Service Cities or Contracted Service Cities.  Midwest shall apply the same card acceptance procedures and standards to SkyWest as applied to Midwest by Midwest’s credit card contractors.  Midwest will inform SkyWest in writing regarding any material changes in Midwest’s agreements with its credit card contractors to the extent such changes will impact the procedures and standards to be applied by SkyWest.

(b)

With respect to all credit card charge forms returned to SkyWest by Midwest, Midwest will furnish SkyWest with a complete written explanation of the reason therefor, accompanied by relevant documentation received from the credit card issuer or credit card holder.

(c)

Upon receipt of a chargeback, SkyWest shall have a reasonable period of time, but not to exceed thirty (30) days, to review the validity of the chargeback notice.  If the chargeback is valid (within the scope of the circumstances for the chargeback), SkyWest shall remit to Midwest within thirty (30) days a gross amount equal to such credit card charge form.  If, in SkyWest’s good faith opinion, the chargeback is not valid, SkyWest will so notify Midwest and provide Midwest with a complete written explanation of the transaction together with any necessary supporting documentation within the thirty (30)-day period.

(d)

All revisions to Midwest’s credit card acceptance procedures must be in writing and must be submitted to SkyWest [*] days in advance of the effective date of such procedures or such shorter notification period as Midwest may utilize in notifying its own personnel.

5.10

Returned Checks.

(a)

SkyWest shall be billed pursuant to Section 5.07, above, for all returned checks resulting from SkyWest’s non-compliance with Midwest’s check acceptance procedures.

(b)

With respect to all returned checks, Midwest will furnish SkyWest with a complete written explanation of the reason therefor, accompanied by relevant documentation.

(c)

SkyWest shall refund Midwest the full amount of the dishonored check within thirty (30) days.  If, in SkyWest’s reasonable opinion, the charge is not valid, SkyWest will so notify Midwest and provide Midwest with a complete written explanation of the transaction together with any necessary supporting documentation within the thirty (30)-day period.

(d)

All revisions to Midwest’s check acceptance procedures will be in writing and will be submitted to SkyWest [*] days in advance of the effective date of such procedures or such shorter notification period as Midwest may utilize in notifying its own personnel.

ARTICLE VI

REPORTING OBLIGATIONS,
AUDITING, INSPECTIONS AND CONFIDENTIALITY/PUBLICITY

6.01

Reporting Obligations.

(a)

Certain Notices to Midwest.  SkyWest shall provide Midwest the reports specified in Sections 2.11(a), 5.02(a) and 5.05(b), above, and shall report to Midwest not later than the last day of each month its Completion and On-Time Factors for the previous month related to the Regional Airline Services provided hereunder.  Upon the reasonable prior written request by Midwest, SkyWest shall make available its books and records related to its completion and on-time factors in connection with the Regional Airline Services provided hereunder.

(b)

Certain Notices to SkyWest.  Midwest shall report to SkyWest not later than the last day of each month the number of incidences of mishandled luggage, the number of customer complaints, the Care Check score and the Customer Experience Pulse score for the previous month related to the Regional Airline Services provided hereunder.  Upon the reasonable prior written request by SkyWest, Midwest shall make available its books and records related to incidences of mishandled luggage and customer complaints, and the Care Check and Customer Experience Pulse in connection with the Regional Airline Services provided hereunder.

6.02

Audits.  SkyWest shall maintain complete and accurate books and records to support and document all revenues, costs and expenses related to the Aircraft and the Regional Airline Services provided hereunder in accordance with GAAP.  Midwest and any consultants engaged by Midwest shall be entitled, upon reasonable notice to SkyWest, to audit and inspect (a) tickets, air waybills, exchange orders, refunds and other records relating to sales and refund activity pertaining to the Regional Airline Services, and (b) all financial records related to the Regional Airline Services pertaining to the calculation of the Pass-Through Expenses.

6.03

Inspections.  Midwest shall be entitled to conduct on-site observations of SkyWest’s in-flight service, flight, maintenance, customer service (training) processes that apply to the Regional Airlines Services, technical operations, gate check-in service, ground operations, aircraft cleaning and any and all other services and operations performed under this Agreement to monitor SkyWest’s operations in the same manner as similar functions are evaluated at Midwest.  The purpose of such inspections shall be to determine SkyWest’s compliance with applicable Governmental Regulations, state and local laws, equipment manufacturer’s instructions and the standards established by this Agreement.  SkyWest’s operations will be evaluated according to the same standard as Midwest taking into account the differences in size and operational capabilities between the two airlines.  Such inspections may be announced or unannounced, but under no circumstances shall they interfere with the operation of SkyWest’s business.  Midwest shall report the findings of any such inspection to SkyWest in writing.  SkyWest shall provide a timely written response detailing a plan of corrective action to remedy any deficiencies noted in an inspection.  If any deficiency comes to the attention of SkyWest through audits or any other means, SkyWest shall take immediate corrective action.

6.04

Confidentiality/Publicity.  Each of Midwest and SkyWest agrees that, except as otherwise required by Governmental Regulations or any other applicable law, it shall not disclose to others and shall keep confidential the terms of this Agreement and any confidential, non-public information concerning the other that it obtains as a result of or pursuant to this Agreement.  SkyWest shall not issue any press release or public announcement relating to new Scheduled Flights, the cessation of Scheduled Flights in any Service City, schedule changes, customer initiatives, pricing or yield management programs, or marketing programs or promotions, without Midwest’s prior written approval of the press release or public announcement.  In any such press release or public announcement, SkyWest shall identify itself as a Midwest Connect Carrier.

ARTICLE VII

MIDWEST IDENTIFICATION

7.01

Identification License.  Midwest hereby grants to SkyWest a non-exclusive, non-transferable, non-sublicensable license to use the YX Identification in connection with its operation of the Regional Airline Services as authorized hereunder.

7.02

Designator License.  Midwest hereby grants to SkyWest a non-exclusive, non-transferable, non-sublicensable license to use the Designator in connection with its operation of the Scheduled Flights, Non-Scheduled Flights and Charter Flights as authorized hereunder.

7.03

New Identifications.  From time to time in its sole discretion, Midwest may change any YX Identifications and/or Designators upon notice to SkyWest.  After receipt of such notice, SkyWest shall, as soon as practicable, but no later than thirty (30) days thereafter, commence use solely of the new YX Identifications and/or Designators and cease all use of any superseded ones.  Midwest shall reimburse SkyWest for the reasonable out-of-pocket expenses incurred by SkyWest in making such changes which are pre-approved in writing by Midwest.

7.04

Use of Identification.  The Midwest Group shall have exclusive control over the use and display of all YX Identifications and Designators, and SkyWest shall comply with all policies and guidelines of the Midwest Group in this regard.  SkyWest shall use the YX Identifications and Designators in good faith, in a dignified manner and in compliance with good trademark practice.  SkyWest shall use the YX Identifications and Designators exactly as prescribed by the Midwest Group, and shall not use (i) any stylization, abbreviation or variation thereof or (ii) the YX Identifications and Designators in connection or combination with any other Identification, in each case, without the Midwest Group’s prior written consent, which may be withheld in its sole discretion.

7.05

Quality Control.  SkyWest shall use the YX Identifications and Designators only in connection with products and services that comply with the high standards of quality associated with Midwest.  At Midwest’s request, SkyWest shall submit representative samples to the Midwest Group of all uses by SkyWest of the YX Identifications and Designators pursuant to this Agreement, including Sections 2.02, 4.03(e), 4.06(d) and 4.08(f).  SkyWest shall receive the prior written approval of the Midwest Group for any new uses of the YX Identifications and Designators, including on any advertising and promotional materials.  Once such approval is received, SkyWest need not resubmit such materials for approval unless they contain non-trivial modifications.

7.06

Reservation of Rights.  All rights not expressly granted to SkyWest hereunder are expressly reserved by the Midwest Group, including without limitation the right to use or license others to use any YX Identifications or Designators.  SkyWest shall not use the YX Identification or Designator except as expressly authorized herein, and has no right to use any other Identification of the Midwest Group other than the specific YX Identification in the exact form prescribed by the Midwest Group from time to time.

7.07

Ownership.  SkyWest hereby acknowledges that, as between the parties, Midwest, or an Affiliate of Midwest, including but not limited to YX Properties, LLC (hereinafter collectively, the “Midwest Group”) is the sole owner of the names “Midwest,” “Midwest Airlines,” and “Midwest Connect,” the initials “YX,” and any Designators or YX Identifications, and any and all trademarks, service marks, trade names or logos related thereto or otherwise licensed to SkyWest hereunder.  SkyWest agrees not to directly or indirectly question attack, contest or impugn the validity and/or the Midwest Group’s rights in the Designators and YX Identifications, including without limitation by attempting to register title to or any intellectual property rights in same or by participating in any action or proceeding adverse to the Midwest Group in this regard.  SkyWest agrees to cooperate fully with the Midwest Group in all actions to enforce, police and defend the Midwest Group’s rights in the Designators and YX Identifications, subject to reimbursement for its pre-approved out-of-pocket expenses.  SkyWest shall execute any documents the Midwest Group considers necessary or appropriate to evidence or perfect the Midwest Group’s entire and exclusive ownership of its intellectual property rights.

7.08

Termination.  Should this Agreement expire or terminate for any reason, the licenses in Sections 7.01 and 7.02 shall immediately terminate (although Sections 7.07 and 7.08 shall survive), and SkyWest shall promptly, but in any event within ninety (90) days (one hundred twenty (120) days with respect to any distinctive color scheme), take all such actions as may be necessary to change its facilities, equipment, uniforms, supplies and other materials to cease all use of any Designators and YX Identifications and to avoid any customer confusion or the suggestion or appearance that SkyWest continues to have an operating relationship with Midwest.

7.09

Bankruptcy.  The parties intend that the identity of SkyWest as the licensee hereunder is a material condition to Midwest’s granting of the licenses in Sections 7.01 and 7.02, above, and that this Agreement should be construed overall as a contract for the personal services of SkyWest.  Therefore, in the event SkyWest becomes subject to a bankruptcy proceeding, the parties intend that this Agreement shall not be assumed and/or assigned by SkyWest or its representative without the Midwest Group’s consent.

ARTICLE VIII

TAXES AND FEES

8.01

Taxes and Fees.

(a)

SkyWest shall be liable for and pay the amount of any taxes (other than Ticket Taxes and Fees which are addressed separately in Section 8.02, below), duties, license fees, assessments, and other charges, together with any interest and penalties thereon, levied, assessed, or imposed by any federal, foreign, state or local taxing or airport authority related or attributable to (i) the property owned or used by SkyWest, and (ii) the performance of Regional Airline Services pursuant to this Agreement.

(b)

Excluded from the coverage of Section 8.01(a) are any taxes based on the net income of Midwest.

8.02

Ticket Taxes and Fees.

(a)

For all sales by SkyWest using Midwest ticket stock or air waybills, SkyWest shall be responsible for (i) collecting all Ticket Taxes and Fees, and (ii) remitting such Ticket Taxes and Fees to Midwest at the same time as the revenues to which the Ticket Taxes and Fees relate are received by Midwest; provided, however, that all Ticket Taxes and Fees shall be remitted to Midwest no less than three (3) business days prior to the date such Ticket Taxes and Fees must be remitted to the appropriate governmental entity.  Midwest then shall be responsible for remitting to the appropriate governmental entities and taxing authorities Ticket Taxes and Fees remitted by SkyWest to Midwest.

(b)

SkyWest shall indemnify, defend, and hold harmless Midwest and its current or former officers, directors, employees, agents, and its affiliates (the “YX Indemnitees”) from and against all assessments or payments for Ticket Taxes and Fees related to all sales by SkyWest using Midwest ticket stock or air waybills, and any interest and/or penalties related thereto.  This indemnification specifically includes, but is not limited to, assessments or payments under Sections 4261, 4263, 4271, 4291, 6662, 6672, 6861 or 7275 of the Internal Revenue Code of 1986, as amended, and any successor provisions.  SkyWest further agrees as part of this indemnification to reimburse the YX Indemnitees for any reasonable out-of-pocket expenses, including attorneys’ fees and expenses, the YX Indemnitees have incurred in connection with any such assessment or payment.  The obligations of SkyWest under this Section 8.02(b) shall remain in effect and shall survive without limitation the termination of this Agreement.

8.03

Property Tax, Fuel Tax, and Sales and Use Tax Compliance.

(a)

With respect to fuel taxes, Midwest and SkyWest shall cooperate to ensure that SkyWest is filing appropriate fuel tax returns and refund claims to minimize SkyWest’s taxes.  Midwest shall determine which entity, Midwest or SkyWest, shall be responsible for preparing and filing appropriate fuel tax returns and refund claims.  Unless Midwest determines otherwise and notifies SkyWest in writing, SkyWest shall be responsible for all SkyWest fuel tax filings and payments. Upon the request of Midwest, Midwest shall be entitled to review any actual or proposed SkyWest fuel tax filings.  SkyWest shall notify Midwest of the commencement of any fuel tax audit.  SkyWest shall receive approval from Midwest prior to resolving any fuel tax audit.

(b)

With respect to sales and use taxes, Midwest and SkyWest shall cooperate to ensure that SkyWest is filing appropriate sales and use tax returns and refund claims to minimize SkyWest’s taxes.  Midwest shall determine which entity, Midwest or SkyWest, shall be responsible for preparing and filing appropriate sales and use tax returns and refund claims.  Unless Midwest determines otherwise and notifies SkyWest in writing, SkyWest shall be responsible for all SkyWest sales and use tax filings and payments.  Upon the request of Midwest, Midwest shall be entitled to review any actual or proposed SkyWest sales and use tax filings. SkyWest shall notify Midwest of the commencement of any sales or use tax audit.  SkyWest shall receive approval from Midwest prior to resolving any sales or use tax audit.

(c)

To the extent requested by Midwest, SkyWest shall cooperate with Midwest to minimize SkyWest’s property, fuel, excise, sales, use, value-added, or similar transactional taxes.  SkyWest shall in good faith and using reasonable best efforts supply Midwest with such information and documents reasonably requested by Midwest to minimize SkyWest’s property, fuel, excise, sales, use, value-added, or similar transactional taxes.  Unless Midwest determines otherwise, SkyWest shall use its reasonable best efforts to seek any and all applicable refunds or credits of excise, sales, use, value-added, or similar transactional taxes paid by SkyWest.

ARTICLE IX

LIABILITY, INDEMNIFICATION AND INSURANCE

9.01

Independent Contractor.

(a)

Except for the limited purposes described in Sections 4.06(a) and 4.08(b), above, SkyWest is an independent contractor under this Agreement.  The employees, agents and/or independent contractors of SkyWest engaged in performing any of the services SkyWest is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of SkyWest for all purposes and under no circumstances shall employees, agents or independent contractors of SkyWest be deemed to be employees, agents or independent contractors of Midwest.  Except for the limited purposes described in Sections 4.06(a) and 4.08(b), above, in performing its obligations under this Agreement, SkyWest shall act, for all purposes, as an independent contractor and not as an agent for Midwest.  Midwest shall have no supervisory power or control over any employees, agents or independent contractors engaged by SkyWest in connection with SkyWest’s performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Midwest to a designated representative of SkyWest.  Nothing contained in this Agreement is intended to limit or condition SkyWest’s control over its operations or the conduct of its business as an air carrier, and SkyWest assumes all risks of financial losses which may result from the operation of the air services to be provided by SkyWest hereunder.

(b)

Midwest is an independent contractor under this Agreement.  The employees, agents and/or independent contractors of Midwest engaged in performing any of the services Midwest is to perform pursuant to this Agreement shall be employees, agents and independent contractors of Midwest for all purposes and under no circumstances shall employees, agents and independent contractors of Midwest be deemed to be employees, agents or independent contractors of SkyWest.  In performing its obligations under this Agreement, Midwest shall act, for all purposes, as an independent contractor and not as an agent for SkyWest.  SkyWest shall have no supervisory power or control over any employees, agents or independent contractors engaged by Midwest in connection with Midwest’s performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by SkyWest to a designated representative of Midwest.  Nothing contained in this Agreement is intended to limit or condition Midwest’s control over its operations or the conduct of its business as an air carrier.

9.02

Indemnification.

(a)

Each party assumes full responsibility for any and all liability to its own officers, employees and agents on account of injury or death resulting from or sustained in the performance of its respective services under this Agreement.  Each party shall indemnify, defend, protect, save and hold harmless the other party, its officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages and losses (including the costs, fees and expenses in connection therewith and incident thereto) brought against the other party, its officers, employees or agents by or on behalf of any other person, by reason of damage to or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission by the indemnifying party occurring while this Agreement is in effect.  Notwithstanding the foregoing, neither party shall be liable for indemnifying the other for claims of third parties if caused by the negligence or willful misconduct of the other.  Each party shall give the other party prompt and timely notice if it has actual knowledge of any claim made or suit instituted against the other party which in any way results in indemnification hereunder, and the other party shall have the right to compromise, or participate in the defense of, such claim or suit to the extent of its own interest.

(b)

Midwest shall indemnify SkyWest against any physical loss of or damage to the Aircraft caused by Midwest’s negligent operation of ground support equipment or other acts or omissions of Midwest in performing Ground Handling Functions pursuant to Section 4.02 above.  For the avoidance of doubt, Midwest shall not be liable to SkyWest for any consequential loss or damage arising from physical loss of or damage to the Aircraft, and SkyWest shall not make any claim against Midwest and shall indemnify it against any liability in respect of any and all such consequential loss or damage howsoever arising.

(c)

SkyWest shall hold Midwest harmless from and against any physical loss of or damage to the Aircraft, except as otherwise set forth in Section 9.02(b), above.

(d)

The obligations of SkyWest and Midwest under the indemnity and insurance provisions contained herein shall remain in effect and shall survive without limitation the termination of this Agreement with respect to any occurrence or claims arising during the term of or in connection with this Agreement.

9.03

Insurance.

(a)

SkyWest agrees, at its sole expense, to maintain in full force and effect during the term of this Agreement the following insurance coverage with respect to Regional Airline Services, subject to policy terms, conditions, limitations and exclusions which are standard in airline industry insurance policies:

(i)

Workers’ compensation and occupational disease insurance, subject to the laws of the states wherein this Agreement is being performed.  Such coverage shall include employers liability insurance with a minimum limit of $[*] per incident.

(ii)

Comprehensive aviation bodily injury and property damage liability insurance, with limits of not less than $[*] combined single limit per occurrence, including, but not limited to, aircraft liability, passenger legal liability, thirty party liability, liquor liability, premises, products (excluding manufacturer’s products liability) and completed operations liabilities, premises and property damage liability, hangar keepers liability and baggage, mail and cargo liability.  Such insurance shall include personal injury and contractual liability, and shall also include war risk and allied perils, hijack and confiscation coverage with a limit of not less than $[*] per incident.  Upon written request from Midwest, SkyWest agrees to consider in good faith a request from Midwest to increase the insurance limits provided for in this clause (ii).

(iii)

All risk hull insurance on the Aircraft, including hull war risk and allied perils coverage, subject to SkyWest’s participation in a government-sponsored war risk program, or, if such a government-sponsored program no longer exists, a comparable commercial program.

(b)

Prior to the commencement of Regional Airline Services under this Agreement and at least annually thereafter, certificates of insurance in a form satisfactory to Midwest shall be delivered to Midwest evidencing compliance with the insurance terms of this Agreement.  The certificates of insurance shall be of a type that unconditionally obligates the insurer to notify Midwest in writing [*] days (or such lesser period as may be available for war peril coverage) in advance of the effective date in the event of any adverse material change in or cancellation of such insurance.  The policies of insurance required by paragraphs (ii) and (iii) of Section 9.03(a) shall provide coverage for events which occur during the policy period, are continuing in nature and not on a claims made basis, and shall include special provisions that provide:

(i)

that with respect to the interest of Midwest, the insurance shall not be invalidated by any breach of warranty by any other party;

(ii)

that a waiver of subrogation is provided in favor of Midwest to the same extent SkyWest has waived its right of recovery under the terms of the agreement; and

(iii)

that any waiver of rights of subrogation against other parties by SkyWest will not affect the coverage provided with respect to Midwest.

The policies of insurance required by paragraph (ii) of Section 9.03(a) shall include special provisions that provide:

(i)

that the insurers acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under SkyWest’s blanket contractual liability coverage;

(ii)

that Midwest, its officers, agents, employees, affiliates and assigns are named as additional insureds thereunder under the liability coverages, but only as respects the operations of SkyWest, as their interests may appear;

(iii)

that the insurance is primary irrespective of any insurance carried by Midwest; and

(iv)

except for the limit of liability, the insurance shall operate in the same manner as if there were a separate policy covering each additional insured, but nothing herein shall operate to increase the insurer’s liability as set forth elsewhere in the policy beyond the amount or amounts for which the insurer would have been liable if only one person of interest had been named as insured.  The inclusion of more than one corporation, person, organization, firm or entity as insured under the policies shall not in any way affect the rights of any such corporation, person, organization, firm or entity either as respects any claim, demand, suit or judgment made, brought or recovered by or in favor of any other insured, or by or in favor of any employee of such other insured.

ARTICLE X

TERM AND TERMINATION

10.01

Term.  This Agreement shall be effective as of the Effective Date and, unless earlier terminated as provided herein, shall continue in effect until June 30, 2012 (the “Initial Term”) and shall thereafter automatically be extended for successive two (2) year renewal periods (each a “Renewal Term”) upon the same terms and conditions unless  either party gives written notice to the other party at least one (1) year prior to the expiration of the Initial Term or any Renewal Term that such party intends not to renew this Agreement, in which case the Agreement will terminate on the last day of the Initial Term or then applicable Renewal Term, as the case may be.

10.02

Termination Upon Certain Events.

(a)

In the event that SkyWest or Midwest (i) makes a general assignment for the benefit of creditors or becomes insolvent, (ii) files a voluntary petition in bankruptcy, (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, (iv) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors, (v) becomes the object of any proceeding or action of the type described in clause (iii) or (iv), above, and such proceeding or action remains undismissed or unstayed for a period of [*] days, or (vi) is divested of a substantial part of its assets for a period of [*] days, then SkyWest (in the event the foregoing occurs with respect to Midwest) or Midwest (in the event the foregoing occurs with respect to SkyWest) may by written notice terminate this Agreement immediately.

(b)

Except as otherwise provided in this Article X, in the event of a breach of a non-monetary provision of this Agreement by either party which remains uncured for [*] days after receipt of written notification of such breach by the non-defaulting party, or in the case of a breach requiring [*] days to cure, the defaulting party does not begin and pursue with due diligence a method of cure within [*] days after receipt of written notification specifying in reasonable detail the nature of such breach from the non-defaulting party, then the non-defaulting party may terminate this Agreement at its sole option.

(c)

In the event of a breach of a monetary provision of this Agreement by either party which remains uncured for [*] days after receipt of written notification specifying in reasonable detail the nature of such breach from the non-defaulting party, then the non-defaulting party may terminate this Agreement at its sole option.

(d)

In the event of a breach by SkyWest of any of the Customer Complaints Factor, the Care Check Factor or the Customer Experience Pulse Factor performance standards pursuant to Section 2.10, above, for a Performance Period, SkyWest shall immediately take all necessary action to modify its operating procedures in an effort to correct the deficiencies which caused such breach.  If, despite such corrective actions, SkyWest breaches the same performance standard for the next succeeding Performance Period, Midwest may terminate this Agreement at its sole option upon written notice to SkyWest.

(e)

In the event the Midwest Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Midwest Guaranty, or Midwest Air Group, Inc. shall fail to comply with any of the terms or provisions of the Midwest Guaranty, or Midwest Air Group, Inc. denies that it has any further liability under the Midwest Guaranty, or give notice to such effect, SkyWest may terminate this Agreement immediately upon written notice to Midwest.

10.03

Termination by Midwest.  Notwithstanding the provisions of Section 10.02, Midwest shall have the right to terminate this Agreement immediately and at its sole option if:

(a)

SkyWest shall fail to comply with the provisions of Section 9.03 and, as a result thereof, the insurance required thereunder is not in effect.

(b)

SkyWest shall fail to comply with the provisions of Section 6.03.

(c)

More than [*] of the Aircraft do not operate any Scheduled Flights for more than seven (7) consecutive days or [*] of the Aircraft do not operate any Scheduled Flights for more than twenty-one (21) consecutive days, other than as a result of (i) an FAA order which grounds all commercial flights of all air carriers or grounds a specific Aircraft type of all air carriers, (ii) scheduling action by Midwest, or (iii) Midwest’s inability to perform its obligations under this Agreement as a result of a strike by Midwest employees.

(d)

SkyWest’s FAA or DOT Certification is for any reason suspended or revoked or otherwise not in full force and effect so as to permit SkyWest to perform the Regional Airline Services required under this Agreement.

(e)

A Prohibited Change in Control shall occur.

(f)

SkyWest or any SkyWest Affiliate shall default with respect to the material terms of any other agreement between SkyWest or any SkyWest Affiliate and Midwest or any Midwest Affiliate, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived.

(g)

The SkyWest Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the SkyWest Guaranty, or SkyWest, Inc. shall fail to comply with any of the terms or provisions of the SkyWest Guaranty, or SkyWest, Inc. denies that it has any further liability under the SkyWest Guaranty, or gives notice to such effect.

ARTICLE XI

MISCELLANEOUS

11.01

Limitation on Performance.  The obligation of either Midwest or SkyWest to perform under the terms of this Agreement shall be limited or modified by, and neither party shall be deemed to be in default hereunder as a result of any of the following causes:

(a)

Acts of God or the public enemy, civil war, insurrections or riots; fires, floods, explosions, embargoes, earthquakes or serious accidents, epidemics, or quarantine restrictions; any act of government, governmental priorities, allocations, orders or Governmental Regulations affecting materials or facilities, inability after due and timely diligence to procure materials, accessories, equipment or parts; or due to any other cause to the extent it is beyond that party’s practical control or not occasioned by that party’s fault or negligence.

(b)

Cessation, slow-down or interruption of work, or any other labor disturbance involving Midwest.

11.02

Mutual Cooperation.  Midwest and SkyWest shall use their reasonable best efforts to cooperate with each other in performing their respective obligations under this Agreement.

11.03

Representations and Warranties.  Except as expressly set forth herein, neither Midwest nor SkyWest shall make any representations or warranties, expressed or implied, under or in connection with this Agreement.

11.04

Assignment.  This Agreement may not be assigned by any party without the prior written consent of the other party.

11.05

Guaranties.  Midwest’s obligations under this Agreement are expressly subject to the condition precedent that SkyWest, Inc. execute and deliver to Midwest the SkyWest Guaranty in form and substance satisfactory to Midwest.  SkyWest’s obligations under this Agreement are expressly subject to the condition precedent that Midwest Air Group, Inc. execute and deliver the Midwest Guaranty in form and substance satisfactory to SkyWest.

11.06

Equity Investment.  Midwest and SkyWest acknowledge that, in conjunction with the negotiation of this Agreement, they and their respective Affiliates have been engaged in discussions regarding a potential investment by SkyWest or one of its Affiliates in certain equity securities of Midwest Air Group, Inc., the parent company of Midwest (the “Equity Investment”).  As of the date of execution of this Agreement, the final terms of the Equity Investment have not been finalized.  SkyWest covenants and agrees that, if so requested by Midwest, it, or one of its Affiliates acceptable to Midwest, shall make the Equity Investment [*].

11.07

Governing Law and Venue.  This Agreement shall be governed in accordance with the laws of the State of Wisconsin, notwithstanding the choice of law provisions thereof.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of courts of competent jurisdiction located in Milwaukee County, Wisconsin for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit, or proceeding relating thereto except in such courts).  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue on any action, suit, or proceeding arising out of this Agreement or, the transactions contemplated hereby, in courts of competent jurisdiction located in Milwaukee County, Wisconsin, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

11.08

Interline and Other Agreements.  Midwest agrees, to the extent it has the right to do so, to permit SkyWest to avail itself of all its rights, privileges and amenities pursuant to its interline agreements and all industry trade or other agreements between Midwest and any other air carriers. Midwest shall take all action and execute such documents as may be necessary to enable SkyWest to avail itself of the maximum benefits afforded by such agreements.  Subject to Midwest’s prior written approval, SkyWest may enter into interline agreements with air carriers other than those air carriers covered by the two preceding sentences.

11.09

Employee Nonsolicitation.  Midwest and SkyWest agree that, during the term of this Agreement, neither party will directly encourage any key administrative employee of the other party who is actively involved in the administration of this Agreement to terminate his/her employment with the other party or solicit such an individual for employment.  This provision shall not restrict either party from any form of general employee solicitations that are not specifically directed at individual employees.  For purposes of this Agreement “key employee” shall include the job titles for each of Midwest and SkyWest set forth on Exhibit 11.09.

11.10

Notices.  All notices given hereunder shall be given in writing and shall be delivered in person or deposited in the United States mail, certified or registered mail, return receipt requested, with adequate postage prepaid, or given by courier, telex, facsimile, or other expedient written means, addressed as follows:

If to Midwest:

Midwest Airlines, Inc.
Best Care Campus – West Wing
6744 South Howell Avenue
Oak Creek, Wisconsin  53154-1402
Attn:  Director – Airline Partner Services
Facsimile No:  (414) 570-9606

With copies to:

Midwest Airlines, Inc.
Best Care Campus – West Wing
6744 South Howell Avenue
Oak Creek, Wisconsin  53154-1402
Attn:  General Counsel
Facsimile No:  (414) 570-0080

If to SkyWest:

SkyWest Airlines, Inc.
444 River Road
St. George, UT  84790

Attn:  Bradford R. Rich, Chief Financial Officer
Facsimile No:  (435) 634-3305

With copies to:

SkyWest, Inc.
444 River Road
St. George, UT  84790
Attn:  Bradford R. Rich, Chief Executive Officer
Facsimile No:  (435) 634-3305

or to such other address as the respective parties hereto shall designate by notice in writing to the other party.  Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.

11.11

Parties.  Except as provided to the contrary herein, this Agreement, and the rights and obligations created hereunder, shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

11.12

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

11.13

Severability.  If any term of this Agreement shall be judicially determined to be illegal, invalid or unenforceable at law or in equity, it shall be deemed to be void and of no force and effect to the extent necessary to bring such term within the provisions of any such applicable law or laws, and such terms as so modified and the balance of the terms of this Agreement shall remain enforceable.

11.14

Captions, Section Headings and Table of Contents.  Captions, Section headings and the Table of Contents used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

11.15

Availability of Equitable Remedies; Procedures.

(a)

In the event of a breach by either party of any provision of this Agreement, the non-breaching party may give notice thereof to the breaching party, which notice shall specify in reasonable detail the nature of the breach and shall demand that the breaching party either cure the breach or refrain from conduct constituting the breach (herein the “conduct”), as may be applicable.  If (i) the breaching party has not cured the breach or refrained from the conduct, as may be applicable, within ten (10) days following receipt of the notice from the non-breaching party, or (ii) the breaching party does not begin within ten (10) days following receipt of the notice to pursue with reasonable diligence a method of cure or begin to take steps toward ceasing the conduct where the breach or conduct is such that it requires more than ten (10) days to cure or to cease, as may be applicable, then the non-breaching party may seek to compel performance by the breaching party in accordance with the provisions of paragraph (b), below.  If, upon receiving a notice contemplated by this paragraph (a), a breaching party believes that a breach has not occurred or that the conduct specified in the notice does not constitute a breach of the provisions of this Agreement, but the breaching party nonetheless cures the alleged breach or refrains from the conduct within ten (10) days following receipt of such notice, such party may thereafter proceed in accordance with the provisions of paragraph (b), below, to seek a determination of whether a breach occurred or whether the specified conduct constituted a breach of the provisions of this Agreement.

(b)

Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, following notification in accordance with the provisions of paragraph (a), above, to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.  Further, in the event any party refrains from the conduct of any activity alleged in a notice received pursuant to paragraph (a), above, to constitute a breach of the provisions of this Agreement, such party may thereafter proceed promptly to bring an action in a court of competent jurisdiction located in Milwaukee County, Wisconsin, for an expedited judicial determination as to whether the conduct specified constitutes a breach of the provisions of this Agreement and, upon a determination that the conduct does not constitute a breach, such party may promptly thereafter recommence such conduct.

11.16

Exhibits.  The Exhibits attached hereto are intended to be an integral part of this Agreement and are incorporated into the Agreement by reference for all purposes.

11.17

Integration and Entire Agreement.  This Agreement (including the Exhibits) and the ancillary documents entered into in connection herewith are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein and therein set forth.  This Agreement may only be amended or modified by a written agreement between SkyWest, on the one hand, and Midwest, on the other, which specifically references this Agreement and expressly provides for such amendment.

11.18

Relationship of Parties.  Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

IN WITNESS WHEREOF, Midwest and SkyWest have executed this Agreement on the day, month and year set forth above.

SKYWEST AIRLINES, INC.

MIDWEST AIRLINES, INC.

By:

/s/ Bradford R. Rich

By:

/s/ Curtis E. Sawyer

Bradford R. Rich, Executive Vice

Curtis E. Sawyer, Senior Vice

President, Chief Financial Officer and

President and Chief Financial Officer

Treasurer

EXHIBIT 5.02(c)(i)

Provisional Payments

	April 2007	May 2007	June 2007	July 2007	August 2007	September 2007	October 2007 and each month thereafter
Provisional Block Hour Payment	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]
Provisional Cycle Payment	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]
Provisional Fixed Cost Payment	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]	$[*]

EXHIBIT 5.03(a)

Block Hour Cost Elements

Block Hour Cost Element	2007 Block Hour Rate
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]

EXHIBIT 5.03(b)

Cycle Cost Elements

Cycle Cost Element	2007 Cycle Rate
[*]	$[*]
[*]	$[*]

EXHIBIT 5.04

Fixed Cost Elements

Fixed Cost Element	2007 Fixed Cost Rate
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]
[*]	$[*]

EXHIBIT 5.06

Pass-Through Expenses

[*]

EXHIBIT 11.09

Key Employee Job Titles

Midwest	Sky West
[*]	[*]